Exhibit 10.3

BigCommerce Holdings, Inc.

Acknowledgement and Agreement Regarding

Revised Acceleration Terms for all Outstanding Equity Awards and Revised Severance Terms

The undersigned (“Service Provider”) hereby acknowledges and agrees to the following terms with respect to his or her employment relationship with BigCommerce Holdings, Inc. (the “Company”), in consideration of Service Provider’s continued employment with the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Service Provider. References to the Company shall include each of the Company’s wholly-owned subsidiaries unless the context dictates otherwise.

The terms of any agreement or contract between Service Provider and the Company, whether written or oral, and whether set forth in any employment agreement, offer letter, option agreement, option notice, side letter, the Company’s 2013 Stock Plan (the “Plan”), the Directors’ and Employees’ Option Plan of BigCommerce Pty Ltd assumed by the Company (the “AUS Plan”), or any other agreement or contract of any kind (collectively, “Employment Arrangements”), are hereby amended on the following terms:

1.

Notwithstanding the terms of any such Employment Arrangements, the terms of any such Employment Arrangements with respect to the vesting of Vesting Securities upon a change of control are hereby superseded as follows: any and all equity securities of the Company held by Service Provider that are subject to any vesting requirement, whether in the form of restricted common stock, options to acquire common stock (including shares of restricted common stock issued upon the early exercise thereof) or otherwise, and whether issued pursuant to the Plan, the AUS Plan, or otherwise (collectively, “Vesting Securities”), shall be subject to the following provisions with respect to acceleration upon a change of control of the Company:

Vesting on any such Vesting Securities shall accelerate in full if Service Provider is terminated by the Company or its successor without Cause (as defined in the Plan) or if Service Provider resigns for Good Reason (as defined in the Company’s Management Incentive Plan) within three months prior to, or eighteen months following, a Change in Control (as defined in the Plan).

2.

Notwithstanding the terms of any such Employment Arrangements, the terms of any such Employment Arrangements with respect to any termination notice or severance arrangements owed to Service Provider upon his or her separation from service to the Company are hereby superseded as follows: in the event that Service Provider’s service to the Company is terminated by the Company or its successor without Cause (as defined in such Service Provider’s offer letter or employment agreement, if any, or if not so defined, as defined in the Plan): (a) Service Provider shall be entitled to a severance payment equal to six months base salary (including any salary required to be paid during any notice period required by any such Employment Arrangements) (b) vesting on any Vesting Securities shall accelerate by six months, and (c) neither party shall be required to provide any notice of termination.

3.

Notwithstanding the terms of any such Employment Arrangements, for the purposes of any such Employment Arrangements, the terms “Cause” and “Change in Control” shall have the respective meanings set forth in the Plan.

Acknowledged and Agreed:

Service Provider		Company

/s/ Robert Alvarez		BigCommerce Holdings, Inc.
Name:
		By:	/s/ Jeff Mengoli
		Name:	Jeff Mengoli
		Title:	General Counsel and Secretary

Date:	02/11/2019	Date:	02/11/2019

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